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              CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our report on the consolidated financial statements of Surety Bank and Subsidiary for the years ended December 31, 1996 and 1995 included in this Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                       /s/ Perry-Smith & Co.
                                      Certified Public Accountants

Sacramento, California
September 15, 1997